UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 14, 2012

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

Iteris, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on September 14, 2012.  The total number of shares of the Company’s common stock represented in person or by proxy at the meeting was 24,270,125 shares, or 72.03% of the outstanding shares as of the record date for the meeting.  The results of the voting on the matters submitted to a vote of the stockholders at the meeting were as follows:

Proposal One:  Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard Char	13,480,178	329,761	10,460,186
Kevin C. Daly, Ph.D.	13,129,468	680,471	10,460,186
Gregory A. Miner	12,302,296	1,507,643	10,460,186
Abbas Mohaddes	13,480,448	329,491	10,460,186
Joel Slutzky	11,137,829	2,672,110	10,460,186
Thomas L. Thomas	12,942,568	867,371	10,460,186
Mikel Williams	13,479,778	330,161	10,460,186

Proposal Two:  To approve the amendment of the Iteris, Inc. 2007 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by an additional 800,000 shares to 2,450,000 shares

For	Against	Abstain	Broker Non-Votes
13,159,077	530,881	119,981	10,460,186

Proposal Three:  Ratification of the appointment of McGladrey  LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013

For	Against	Abstain	Broker Non-Votes
23,674,274	428,564	167,287	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2012
ITERIS, INC.,
a Delaware corporation

	By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer